SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2017

Stewardship Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-33377	22-3351447
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

630 Godwin Avenue, Midland Park, NJ		07432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 444-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2017, Robert Turner, a director of Stewardship Financial Corporation (the “Corporation”) since 1997, announced that he will retire from the Board of Directors of the Corporation and from the office of Secretary of the Corporation effective May 16, 2017. Mr. Turner was serving a three year term as a director of the Corporation through and until the Corporation’s annual meeting in 2018. The Corporation intends to fill the office of Secretary and the vacancy on its Board of Directors resulting from Mr. Turner’s resignation and expects that his replacement on the Board of Directors would serve as a director of the Corporation until the Corporation’s 2018 annual meeting of shareholders. Mr. Turner’s resignation was not the result of any disagreement with the Corporation.

Concurrently with his resignation as a director of the Corporation, Mr. Turner will resign from the board of directors of the Corporation’s wholly-owned subsidiary Atlantic Stewardship Bank, for which he has served as a director since 1985.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2017	Stewardship Financial Corporation

/s/ Claire M. Chadwick
Claire M. Chadwick
Executive Vice President and
Chief Financial Officer